Exhibit 99.1

Ethan Allen Reports Results for Quarter Ended September 30, 2012

DANBURY, Conn.--(BUSINESS WIRE)--October 17, 2012--Ethan Allen Interiors Inc. (“Ethan Allen”, the “Company”, “We”, or “Our”) (NYSE:ETH) reported operating results for the three months ended September 30, 2012.

Farooq Kathwari, Chairman and CEO commented, “We are pleased to see the benefits of substantially completing the transition of our major introduction of new products and the operating leverage of our vertically integrated business. Our gross margins improved to 55.6% from 52.9% and our operating income was $19.6 million, an increase of 43.9% after adjusting for a $1.6 million loss on the sale of vacant real estate. Excluding this real estate loss, our operating expenses were essentially flat compared to the previous year. Our adjusted net income per diluted share was $0.38 compared to $0.25 in the previous year quarter, an increase of 52%.”

Mr. Kathwari continued, “Our sales increased 1.4% to $187.4 million over the 12.2% growth in the first quarter of the previous year. The previous year benefitted from shipments of design center samples of new products. We are also pleased that our written business (orders) in our retail division grew in the first quarter by 9.1% including 8.2% growth in comparable design center orders. This increase was over an 11.4% growth in comparable design center orders in the previous year.”

Three Months Ended September 30, 2012

Net sales for the quarter ended September 30, 2012 increased 1.4% over the prior year to $187.4 million. The Company’s Retail division net sales increased 5.6% to $149.1 million including comparable design center net sales growth of 5.0%. Retail division written orders recorded during the first quarter increased 9.1% over 13.2% growth the prior year’s first quarter. Comparable design center written orders grew 8.2% over 11.4% growth the prior year.

Net income for the quarter ended September 30, 2012 was $10.1 million or $0.35 per diluted share compared with the prior year of $6.8 million or $0.23 per diluted share. Excluding special items in both periods, net income for the quarter ended September 30, 2012 was $11.1 million or $0.38 per diluted share compared with $7.2 million or $0.25 per diluted share in the prior year period.

Mr. Kathwari concluded, “Our competitive advantages arise from providing high quality products of the finest craftsmanship, offering complimentary design service through our 2,000 motivated interior design professionals, giving free local delivery, enhancing our technology in all aspects of the business, and through leveraging our vertically integrated structure. Executing against all of these elements helps us achieve our mission of ‘Luxury Made Affordable’. While economic conditions continue to be challenging, we remain cautiously optimistic about our future prospects.”

Analyst Conference Call

The Company will conduct a conference call at 10:00 AM (Eastern) on Thursday, October 18th to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus two plants in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2012 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in millions)

Selected Consolidated Financial Data:

	Three Months Ended
	09/30/12	09/30/11

Net sales	$187.4	$184.9
Gross margin	55.6%	52.9%
Operating margin	9.6%	7.4%
Operating margin (excluding special items*)	10.4%	7.4%
Net income	$10.1	$6.8
Net income (excluding special items* and
unusual income tax effects)	$11.1	$7.2
Operating cash flow	$6.7	$6.3
Capital expenditures	$8.3	$3.4
Acquisitions	$0.6	$0.0
Treasury stock repurchases (settlement
date basis)	$0.0	$0.8

EBITDA	$22.5	$18.6
EBITDA as % of net sales	12.0%	10.1%

EBITDA (excluding special items*)	$24.1	$18.6
EBITDA as % of net sales (excluding special items*)	12.9%	10.0%

Selected Financial Data by Business Segment:
	Three Months Ended
	09/30/12	09/30/11
Retail
Net sales	$149.1	$141.2
Operating margin	0.7%	-1.1%
Operating margin (excluding special items*)	1.8%	-1.1%

Wholesale
Net sales	$111.4	$116.4
Operating margin	14.4%	13.5%

* Special items consist of restructuring, impairment, transition charges and other certain items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc. Condensed Consolidated Statements of Comprehensive Income Unaudited (in thousands)

	Three Months Ended
	09/30/12	09/30/11

Net sales	$ 187,437	$ 184,921
Cost of sales	83,184	87,036
Gross profit	104,253	97,885
Operating expenses:
Selling	44,533	43,620
General and administrative	41,766	40,627
Total operating expenses	86,299	84,247
Operating income	17,954	13,638
Interest and other income	74	60
Interest expense	2,199	2,351
Income before income taxes	15,829	11,347
Income tax expense	5,765	4,577
Net income	$ 10,064	$ 6,770

Basic earnings per common share:
Net income per basic share	$ 0.35	$ 0.24
Basic weighted average shares outstanding	28,836	28,760

Diluted earnings per common share:
Net income per diluted share	$ 0.35	$ 0.23
Diluted weighted average shares outstanding	29,141	28,951

Comprehensive income:
Net income	$ 10,064	$ 6,770
Other comprehensive income
Currency translation adjustment	160	(1,698)
Other	25	9
Other comprehensive income (loss) net of tax	185	(1,689)
Comprehensive income	$ 10,249	$ 5,081

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	September 30,	June 30,
	2012	2012

Assets
Current assets:
Cash and cash equivalents	$73,913	$79,721
Marketable securities	10,670	9,005
Accounts receivable, net	14,644	14,919
Inventories	157,951	155,739
Prepaid expenses & other current assets	23,791	23,408
Total current assets	280,969	282,792

Property, plant and equipment, net	297,322	295,695
Intangible assets, net	45,128	45,128
Restricted cash and investments	15,422	15,416
Other assets	5,873	5,757

Total Assets	$644,714	$644,788

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	253	250
Customer deposits	60,924	65,465
Accounts payable	20,831	27,315
Accrued expenses & other current liabilities	61,328	58,047
Total current liabilities	143,336	151,077

Long-term debt	154,216	154,250
Other long-term liabilities	17,496	17,593
Total liabilities	315,048	322,920

Shareholders' equity	329,666	321,868

Total Liabilities and Shareholders' Equity	$644,714	$644,788

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2012 and 2011
Unaudited
(in thousands, except per share amounts)
	Three Months Ended
	September 30,
	2012	2011
Net Income / Earnings Per Share
Net income	$10,064	$6,770
Special items net of related tax effects *	1,022	(25)
Unusual income tax effects	(12)	435
Net income (excluding special items* and
unusual income tax effects)	$11,074	$7,180
Basic weighted average shares outstanding	28,836	28,760
Earnings per basic share	$0.35	$0.24
Earnings per basic share (excluding special items*
and unusual income tax effects)	$0.38	$0.25

Diluted weighted average shares outstanding	29,141	28,951
Earnings per diluted share	$0.35	$0.23
Earnings per diluted share (excluding special
items* and unusual income tax effects)	$0.38	$0.25

Consolidated Operating Income / Operating Margin
Operating income	$17,954	$13,638
Add: special items *	1,610	(40)
Operating income (excluding special items*)	$19,564	$13,598

Net sales	$187,437	$184,921
Operating margin	9.6%	7.4%
Operating margin (excluding special items*)	10.4%	7.4%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$1,048	$(1,497)
Add: special items	1,610	(40)
Retail operating income (loss) (excluding special items*)	$2,658	$(1,537)
Retail net sales	$149,079	$141,181
Retail operating margin	0.7%	-1.1%
Retail operating margin (excluding special items*)	1.8%	-1.1%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2012 and 2011
Unaudited
(in thousands, except per share amounts)
	Three Months Ended
	September 30,
	2012	2011

EBITDA
Net income	$10,064	$6,770
Add: interest expense, net	2,055	2,258
income tax expense	5,765	4,577
depreciation and amortization	4,606	4,989
EBITDA	$22,490	$18,594
Net sales	$187,437	$184,921
EBITDA as % of net sales	12.0%	10.1%

EBITDA	$22,490	$18,594
Add: special items*	1,610	(40)
EBITDA (excluding special items)	$24,100	$18,554
Net sales	$187,437	$184,921
EBITDA as % of net sales (excluding special items)	12.9%	10.0%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

CONTACT:
Ethan Allen Interiors Inc.
Investor / Media:
David R. Callen, 203-743-8305
Vice President Finance & Treasurer